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                                                                      EXHIBIT 32

                 CERTIFICATION PURSUANT TO RULE 13a - 14(b) AND
                  SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
                    UNITED STATES CODE AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Kahiki Foods, Inc. (the "Company") on Form 10-QSB for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alan L. Hoover
----------------------
Alan L. Hoover
Acting President

September 23, 2005



/s/ Julia A. Fratianne
----------------------
Julia A. Fratianne
Treasurer and CFO

September 23, 2005



This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

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